                                                                                                                                                                            Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Antares Pharma, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-20389, 333-40483, 333-64480, 333-111177, 333-134258) on Form S-8, registration statements (Nos. 333-61950, 333-96739, 333-103958, 333-133218, 333-142323, 333-144748) on Form S-3 and registration statement (No. 333-109114) on Form S-2 of Antares Pharma, Inc. of our reports dated March 25, 2008, with respect to the consolidated balance sheets of Antares Pharma, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, which reports appear in the December 31, 2007 annual report on Form 10-K of Antares Pharma, Inc.

Our reports on the consolidated financial statements refers to the Company's adoption of the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, on January 1, 2006.

/s/ KPMG LLP

Minneapolis, Minnesota

March 25, 2008